UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 25, 2014

(Date of earliest event reported)

Union Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

Union First Market Bankshares Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

Effective April 25, 2014, the registrant changed its name from Union First Market Bankshares Corporation to Union Bankshares Corporation (the “Company”). The name change was effected pursuant to the filing of Articles of Amendment to the Articles of Incorporation of the Company with the Virginia State Corporation Commission. As previously reported on a Current Report on Form 8-K filed on April 24, 2014, the Company’s shareholders approved the amendment to the Company’s Articles of Incorporation to change the name of the Company to Union Bankshares Corporation at the Company’s annual meeting of shareholders on April 22, 2014. A copy of the Articles of Incorporation of the Company, as amended, is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Amendment to Bylaws

Effective April 25, 2014, the Company amended its Bylaws to provide for the change in the Company’s name from Union First Market Bankshares Corporation to Union Bankshares Corporation. A copy of the Bylaws of the Company, as amended, is attached as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 8.01   Other Events.

On April 25, 2014, the Company announced that effective April 25, 2014 it had officially changed its name to Union Bankshares Corporation. A copy of the press release announcing the name change is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of Union Bankshares Corporation, as amended April 25, 2014.

3.2	Bylaws of Union Bankshares Corporation, as amended April 25, 2014.

99.1	Press Release dated April 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President
and Chief Financial Officer

Date: April 29, 2014